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                                EXHIBIT 2.2

                    ASSIGNMENT AND ASSUMPTION AGREEMENT


    This ASSIGNMENT AND ASSUMPTION AGREEMENT ("Assignment"), dated August 2, 1999, is by and between VM1 ACQUISITION CORP., a Delaware corporation ("Assignor"), and VM4 ACQUISITION CORP., a Delaware corporation ("Assignee").

                                 RECITALS

    A. Each of Assignor and Assignee are wholly owned subsidiaries of VantageMed Corporation, a Delaware corporation ("VMC").

    B. Assignor entered into that certain Merger Agreement, dated July 23, 1999 (the "Merger Agreement") with VMC and Mariner Systems, Inc., a Colorado corporation ("MSI"), pursuant to which the parties thereto have agreed that MSI shall merge into and with Assignor (the "Merger").

    C. Section 7.2 of the Merger Agreement provides that Assignor may assign its rights and obligations under the Merger Agreement to another wholly owned subsidiary of VMC.

    D. Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to the Merger Agreement, and Assignee desires to assume all of Assignor's obligations under the Merger Agreement, pursuant to the terms and conditions of this Agreement.

                                 AGREEMENTS

    NOW, THEREFORE, in consideration of the above recitals, of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

    1. ASSIGNMENT. Effective as of the Effective Date (as defined below), Assignor hereby grants, conveys, assigns, transfers and sets over to Assignee all of Assignor's right, title and interest in and to the Merger Agreement.

    2. ACCEPTANCE OF ASSIGNMENT. Effective as of the Effective Date, Assignee hereby accepts the assignment of the Merger Agreement as set forth in Section 1 above, and hereby assumes, agrees and undertakes to perform all of the obligations, liabilities, covenants and agreements of Assignor under the Merger Agreement, arising from and after the Effective Date.

    3. EFFECTIVE DATE. This Agreement shall be conditioned upon and effective upon the date the parties execute and deliver this Assignment (the "Effective Date").

    4. REPRESENTATIONS AND WARRANTIES OF ASSIGNOR. Assignor hereby represents and warrants to Assignee as follows:


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         (a)   Assignor has not previously assigned, pledged, hypothecated, conveyed or otherwise transferred any of its rights under the Merger Agreement to any other party; and

         (b) As of the Effective Date, the Merger Agreement is in full force and effect, no default exists under the Merger Agreement, and Assignor has no notice of any prior assignment, hypothecation or other transfer of any other interest under the Merger Agreement.

    5. REPRESENTATIONS AND WARRANTIES OF ASSIGNEE. Assignee hereby represents and warrants to Assignor as follows:

         (a) Assignee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) This Assignment has been duly authorized, executed and delivered by Assignee and constitutes the valid, legal and binding obligations of Assignee, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights, and to general equity principles.

    6.   MISCELLANEOUS.

         (a) GOVERNING LAW. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

         (b) ENTIRE AGREEMENT. This Assignment constitutes the entire agreement between the parties relating to the rights assigned and the obligations assumed hereunder. All prior and contemporaneous agreements, representations and understandings of the parties, oral or written, are hereby superseded and merged herein.

         (c) FURTHER PERFORMANCE. Each party shall, whenever and as often as it shall be requested by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments and documents, as may be necessary in order to complete the assignment and transfer herein provided and to do any and all things as may be requested in order to carry out the intent and purpose of this Assignment.

         (d) COUNTERPARTS. This Assignment shall be executed simultaneously or in counterparts, each of which shall be deemed an original (including copies sent to a party by telecopy or facsimile transmission), but all of which together shall constitute one and the same agreement.


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         (e)  BINDING EFFECT.  This Assignment shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

    IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as set forth below.


                                            ASSIGNOR:

                                            VM1 ACQUISITION CORP., a Delaware
                                            corporation


Dated: August 2, 1999                       By: /s/ Joel Harris
                                               ------------------------------
                                                    Joel Harris
                                                    President and CEO

                                            ASSIGNEE:

                                            VM4 ACQUISITION CORP., a Delaware
                                            corporation


Dated: August 2, 1999                       By:  /s/ Joel Harris
                                               ------------------------------
                                                     Joel Harris
                                                     President and CEO



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              CONSENT OF MSI TO ASSIGNMENT AND ASSUMPTION AGREEMENT

       The undersigned hereby consents to the foregoing Assignment and Assumption Agreement, and the assignment transaction contemplated therein, and confirms that as of the date of this Consent, the Merger Agreement is in full force and effect and there are no defaults by any party under the Merger Agreement, and to the knowledge of the undersigned no event has occurred which with notice, or passage of time shall be a default under the Merger
Agreement. By this Consent, MSI does not release VMC or Assignor from any liability or obligation under the Merger Agreement.


                                            MARINER SYSTEMS, INC., a Colorado
                                            corporation


Dated: 6 August, 1999                       By: /s/ James L. Seiler
                                               ------------------------------
                                                    James L. Seiler
                                                    President